As filed with the Securities and Exchange Commission on June 25, 2001.

                        REGISTRATION NO.
                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                               FORM SB-2/A-1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           OFFICE MANAGERS, INC.
                           ----------------------
               (Name of Small Business Issuer in its Charter)

     Nevada                    --------------                   87-0661638
--------------------     ----------------------------   -------------------
(State or Other          (Primary Standard Industrial  (I.R.S. Employer
 Jurisdiction of          Classification Code Number)   Identification No.)
 Incorporation or
 Organization)

       136 East South Temple, Suite 1600, Salt Lake City, Utah 84111
                               (801) 363-2656
      ---------------------------------------------------------------
 (Address and Telephone Number of Registrant's Principal Place of Business)

                         Gateway Enterprises, Inc.
        3230 East Flamingo Road, Suite 156, Las Vegas, Nevada 98121
                               (800) 992-4333
       -------------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       ----------
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                 ----------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
                                 ----------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                 ----------



                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
Title of Each                           Proposed  Proposed
Class of                 Number of      Maximum   Maximum
Securities               Securities     Offering  Aggregate   Amount of
to be                    to be          Price     Offering    Registration
Registered               Registered     Per Unit  Price (1)   Fee (1)
--------------------------------------------------------------------------
Units                     6,000,000     $0.10     $600,000      $158.40
    Common Stock          6,000,000      0.10      600,000
    included in Unit
    "A" Warrants          6,000,000      0.00            0
    "B" Warrants          6,000,000      0.00            0

Shares of Common Stock    6,000,000(2)   0.50     3,000,000     $792.00
Underlying "A" Warrants

Shares of Common Stock    6,000,000(2)   1.20     7,200,000   $1,900.80
Underlying "B" Warrants

--------------------------------------------------------------------------

     TOTAL               $10,800,000                          $2,851.20

--------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) Shares of common stock issuable by registrant from time to time upon redemption of the warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



                           OFFICE MANAGERS, INC.

         Minimum/Maximum Offering: 2,000,000 Units/6,000,000 Units
                       Offering Price: $.10 per Unit

     Office Managers, Inc., offers for sale, on a self underwritten, minimum-maximum basis a minimum of 2,000,000 units and a maximum of 6,000,000 units at a price of $.10 per unit. Each unit consists of one share of common stock, one redeemable A warrant to purchase an additional share of common stock at $.50 within one year, and one redeemable B warrant to purchase an additional share of common stock at $1.20 within five years. Proceeds from the sale of the units will be escrowed in a non-interest bearing account until the minimum number are sold. If the minimum proceeds are not received within 90 days from the date of this prospectus, which can be extended an additional 30 days in our sole discretion, all escrowed funds will be returned to subscribers without interest or deduction. This offering may continue past 120 days only if the minimum number of units have been sold. This offering will end no later than six months from the date of this prospectus, and may be terminated sooner in our sole discretion.

     INVESTING IN OUR SECURITIES INVOLVES SOME RISK.  (SEE "RISK FACTORS,"
     ---------------------------------------------------------------------
PAGE 6).  THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY
----------------------------------------------------------------------
INVESTOR WHO CANNOT AFFORD TO SUSTAIN IN THE TOTAL LOSS OF THEIR INVESTMENT.
----------------------------------------------------------------------------

     These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                    ----------------

     This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

     The shares will be offered and sold by our officers without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell units.

               Price to   Underwriting Discounts    Proceeds to
               Public     and Commissions(1)        Company(1)(2)
Per Share      $.10       $.01                      $.09
Total Minimum  $200,000   $20,000                   $180,000
Total Maximum  $600,000   $60,000                   $540,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units. We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sell of units. In such event, we will update this prospectus accordingly.
(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $45,000, including legal and accounting fees and printing costs.

                 The date of this Prospectus is ____, 2001.


                             TABLE OF CONTENTS


                                                                       Page

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . . 11
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Directors, Executive Officers, Promoters and Control Persons . . . . . . . 14
Security Ownership of Certain Beneficial Owners and Management . . . . . . 15
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . 16
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . 18
Disclosure of Commission Position of Indemnification for Securities Act. . 18
Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . . 19
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . . 19
Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . . 25
Certain Relationships and Related Transactions . . . . . . . . . . . . . . 25
Market for Common Equity and Related Stockholder Matters . . . . . . . . . 26
Executive Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . 26
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Changes in and Disagreements with Accountants Disclosure . . . . . . . . . 34





                             PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                The Company

     Office Managers, Inc., intends to create a comprehensive website devoted exclusively to office managers. We will develop a new and innovative site offering valuable services and products that will differentiate us from the many online e-commerce sites selling office products. Our approach will combine traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     . A national network of reliable, qualified professional service providers in the areas of credit, collections and financing.
     . A personalized professional customer service department to interact with, provide referrals to, and address the problems of office managers.
     . Automated online sales of business products in over ten different categories including, office supplies, computer hardware and software and furniture.
     .    Access to secure current national, international and industry news.
     .    Online advertising.

     To date, we are still constructing our website and developing our network of professionals. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

                                The Offering

Securities Offered: Minimum of 2,000,000 units and a maximum of 6,000,000 units. Each unit consists of one share of common stock, one redeemable "A" warrant to purchase an additional share of common stock for $.50 within one year of the date of issuance and one redeemable "B" warrant to purchase an additional share of common stock for $1.20 within five years of the date of issuance. The common stock sold in the units and the common stock underlying both the "A" and "B" warrants has a par value of $.001.

Offering Price:     $0.10 per unit.

Escrow Agent:       Brighton Bank, 311 South State Street, Salt Lake City,
                    Utah 84111.

Summary of Selected We are a development stage company, from the date of our inception

Financial Data:     on September 19, 2000 to April 30, 2001, we have had no
                    revenues or earnings from operations and have a net loss of $5,405. As of April 30, 2001, our financial data is as follows:

               Total Assets                            $ 44,195
               Total Liabilities                       $  3,300
               Net Loss                                $  5,405
               Shareholder Equity                      $ 40,895
               Net Tangible Book Value                 $ 40,895
               Net Tangible Book Value per Share       $    .00

                               RISK FACTORS

     An investment in the units offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in Office Managers.

     We have no operating history and expect to incur losses for the foreseeable future. We were founded in September 2000, have no operating history and had a net loss of $5,405 from inception to April 30, 2001. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:

     .    the implementation of our business model;
     .    brand development, marketing and other promotional activities;
     .    the development of our service and product offerings;
     . the continued development of our website, transaction processing systems and network infrastructure; and
     .    the development of strategic relationships

     Moreover, you should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model. To address these risks, we must, among other things:

     .    create a customer base;
     .    develop a referral network;
     .    enhance our brand recognition;
     .    access sufficient product inventory to fulfill our customers'
          orders;
     .    implement our business and marketing strategy;
     .    provide superior customer service and order processing;
     .    respond effectively to competitive and technological
          developments; and
     .    attract and retain qualified personnel

     If we only raise the minimum offering amount we will likely have insufficient funds to begin operations. Based on our current operating plan, if the maximum number of units is sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next twelve months. After that time, we may need additional capital. If, however, only the minimum number of units is sold, we most likely will not have sufficient funds to even initiate scaled down operations and will likely need to seek additional funding to commence operations. Moreover, we may need to raise additional funds sooner to:

     .    create our referral network;
     .    fund more rapid expansion;
     .    develop enhanced services or product lines; or
     .    respond to competitive pressures.

     If we have to seek additional funding, which is likely given our limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges. If we need to raise additional capital to implement or continue operations, we will likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, develop and enhance our services and products or respond to competitive pressures.

     If professional collections agencies are unwilling to pay us a referral fee we will be unable to operate profitably. The primary economic driver of our business is the referral fees we will collect from credit and collections professionals. If these professionals are unwilling to pay the $100 referral fee, we doubt the revenue from the ancillary aspects of our business, such as online office products sales and online advertising, will be sufficient to make us profitable. As we are in the initial stages of developing our referral network, there is substantial uncertainty whether we can convince a sufficient number of professional collections agencies that the referrals we will provide will be worth the referral fee they will pay us.

     We will be unable to operate profitably if we cannot negotiate acceptable commercial terms with the providers upon whom our operations are
dependent.   We will contract with and be dependent upon outside third
parties to provide our professional services, content, products, order processing, inventory management and product distribution. For instance, we expect to rely on vendors to fulfill a number of traditional retail functions, including maintaining inventory, credit card processing and preparing and shipping merchandise to customers. We may be unable to negotiate favorable agreements with vendors willing to provide these services. If we cannot obtain competitive terms from our third party providers, we will not be able to operate profitably.

     Our industry is highly competitive and we may not have adequate resources to market our products in order to compete successfully. Competition in the office products industry is intense. In the event that we commence operations, we will compete directly with other companies and businesses have developed similar websites and who market those websites to our target customers. This could significantly affect our ability to compete. We will also compete against traditional, non-Internet based office products retailers.

     Most of our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do. Unlike us, most of our competitors also have established supplier and distribution networks. Many of our competitors with greater financial resources can afford to spend more resources than we can to market their products. We cannot guarantee that we will succeed in marketing our website or generating revenues. We also cannot guarantee that our competitors will not succeed in marketing their websites and generating revenues.

     The success of our business depends on the continued growth of the internet as a viable commercial marketplace. Our success depends upon the widespread acceptance of the internet as a vehicle to purchase services and products. The e-commerce market is at an early stage of development, and demand and continued market acceptance is uncertain. We cannot predict the extent to which customers will shift their purchasing habits from traditional to online retailers. If customers, service providers or manufacturers are unwilling to use the internet to conduct business and exchange information, our business will fail. It is possible that the internet may not become a viable long-term commercial marketplace due to the potentially inadequate development of the necessary network infrastructure, the delayed development of enabling technologies and performance improvements and the high cost of shipping products. The commercial acceptance and use of the internet may not continue to develop at historical rates, or may not develop as quickly as we expect. In addition, concerns over security and privacy may inhibit the growth of the internet.

     System failures could prevent access to our website and harm our business and results of operations. Our sales would decline and we could lose potential customers if they are not able to access our website or if our website, transaction processing systems or network infrastructure do not perform to our customers' satisfaction. Any network interruptions or problems with our website could:

     .    prevent customers from accessing our site;
     .    reduce our ability to provide referrals;
     .    reduce the number of products that we sell;
     .    cause customer dissatisfaction; or
     .    damage our reputation.

     We anticipate our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenues from our website. We do not presently have a formal disaster recovery plan in effect and do not carry sufficient business interruption insurance to compensate us for losses that could occur.

     Online security risks could seriously harm our business. A significant barrier to e-commerce and online communications is the secure transmission of confidential information over public networks. Anyone who is able to circumvent our security measures could misappropriate
proprietary information or cause interruptions in our operations.   We may
be required to expend significant capital and other resources to protect against potential security breaches or to alleviate problems caused by any breach. We will rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that are used to protect customer transaction data. In the event someone is able to circumvent security measures, it could seriously harm our business and reputation, and we could lose customers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

     Our operating results could be impaired if we become subject to burdensome government regulations and legal uncertainties concerning the internet. Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet relating to:

     .    user privacy;
     .    pricing, usage fees and taxes;
     .    content;
     .    copyrights;
     .    distribution;
     .    characteristics and quality of products and services; and
     .    online advertising and marketing.

     The adoption of additional laws or regulations may decrease the popularity or impede the expansion of the internet and could seriously harm our business. A decline in the popularity or growth of the internet could decrease demand for our services and products, reduce our margins and increase our cost of doing business. Moreover, the applicability of existing laws to the internet is uncertain with regard to many important issues, including property ownership, intellectual property, export of encryption technology, libel and personal privacy. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services, could also harm our business.

     Our officers and directors currently own approximately 51% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders. Our five officers and directors, taken as a group, currently beneficially own approximately 51% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     The limited market for our shares will make our price more volatile. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     .    our success, or lack of success, in marketing our products and services;
     .    competition;
     .    governmental regulations; and
     .    fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

     Additionally, the market price and volume for internet retailers have generally been very volatile, particularly in light of the fact that many internet retailers have recently ceased operations. We expect this too could lead price volatility in our stock.

     We have no employees and are largely dependent upon our officers, who have limited website and information technology and credit and collections experience, to develop our business. We currently have no employees. We rely heavily upon our officers to meet our needs. Both Mr. Hickey, our president, and Mr. Rask, our secretary and treasurer, maintain outside employment, which limits the time they can devote to company matters. Moreover, while Mr. Hickey, and Mr. Blum, a director, have some experience in website development and maintenance, they are not experts in this field. Similarly, none of our officers or directors has significant experience in the area of information technology or credit and collections. We will have to rely upon the expertise of outside consultants to assist us on website and information technology and credit and collections issues.

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


                                     If                       If
                                     Maximum of   If          Minimum of
                                     6,000,000    4,000,000   2,000,000
                                     Units Sold   Units Sold  Units Sold
                                     -----------  ----------- -----------
Total Proceeds                       $  600,000   $  400,000  $  200,000

Less:
     Commission(1)                       60,000       40,000      20,000
     Offering Expenses                   45,000       45,000      45,000
     Filing Fees
Net Proceeds from                       495,000      315,000     135,000
  Offering Available

Use of Net Proceeds
     Equipment                           40,000       40,000      40,000
     Software Development               110,000      110,000      95,000
     Marketing                          230,000      110,000           0

     Working Capital                    115,000       55,000           0
                                     -----------  ----------- -----------
     Total Use of Net Proceeds       $  495,000   $  315,000  $  135,000

(1) We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of units. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units.

                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                  DILUTION

     As of the date of this offering, we had 29,500,000 common shares issued and outstanding and a net tangible book value of $40,895 or $.00 per share.

     The proceeds from the sale of units will vary depending on the total number of units sold.



                                     11



     If all 6,000,000 units offered hereunder are sold, there would be a total of 35,500,000 common shares issued and outstanding. If the maximum 6,000,000 units are sold the net proceeds after deducting the offering costs of $105,000 will be $495,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $535,895. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.02. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.08 or approximately 85% and our present shareholders will receive and immediate book value increase of approximately $.01 per share.

     If the minimum 2,000,000 units offered hereunder are sold, there would be a total of 31,500,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $65,000 will be $135,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $175,895. Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $.01. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $.09 or approximately 94% and our present shareholders will receive and immediate book value increase of almost $.01 per share.

     The following table illustrates the dilution which will be experienced by investors in the offering:

                                                            If          If
                                                       Maximum     Minimum
                                                      Offering    Offering
                                                          Sold        Sold
                                                     ----------  ----------

Offering price per share before deduction of
 offering expense                                         $.10        $.10
Net tangible book value per share before the
 offering                                                  .00         .00
Net tangible book value per share after the
 offering                                                  .02         .01
Dilution to new investors per share                        .08         .09
Dilution to new investors as a percentage                  85%         94%


                                     12



                              COMPARATIVE DATA

        The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                        If Maximum Offering of 6,000,000 Sold

                               Approximate
                               Percentage                Approximate
                               Total                     Percentage
                  Shares       Shares      Total         Total          Average
                  Owned        Outstanding Consideration Consideration  Price/share

New Investors      6,000,000        16.9%      $600,000         86.5%   $0.10

Existing          29,500,000        83.1%      $ 93,500         13.5%   $0.00
Shareholders

                        If Minimum Offering of 2,000,000 Sold

                               Approximate
                               Percentage                Approximate
                               Total                     Percentage
                  Shares       Shares      Total         Total          Average
                  Owned        Outstanding Consideration Consideration  Price/share

New Investors      2,000,000         6.3%      $200,000         68.1%   $0.10

Existing          29,500,000        93.7%      $93,500          31.9%   $0.00
Shareholders

                          SELLING SECURITY HOLDERS

        None of our existing shareholders is selling securities pursuant to this registration statement.

                            PLAN OF DISTRIBUTION

        Currently we plan to have our officers and directors sell the common shares on a self underwritten basis. They will receive no discounts or commissions. In the past, we have received unsolicited indications of interest in Office Managers from persons familiar with us. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.
We also may retain licensed broker/dealers to assist us in the offer and sell of the units, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of units we will update this prospectus accordingly.



                                     13


                             LEGAL PROCEEDINGS

        To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                              CONTROL PERSONS

        The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

     ---------------------------------------------------------------------
                                   Term
                                   Served as        Positions
                                   Director         with the
     Name                Age       /Officer         Company
     ---------------------------------------------------------------------
     John M. Hickey      59        January 2001     President
                                   September 2000   Director
     ---------------------------------------------------------------------
     John Ray Rask       49        January 2001     Secretary/Treasury
                                   September 2000   Director
     ---------------------------------------------------------------------
     Charles Smith       61        February 2001    Director
     ---------------------------------------------------------------------
     Wilf Blum           48        February 2001    Director
     ---------------------------------------------------------------------
     Alfred McLaughlin   55        February 2001    Director
     ---------------------------------------------------------------------

     The above individuals will serve as officers and/or directors. None of the officers or directors are related. A brief description of their positions, proposed duties and their background and business experience follows:

     John M. Hickey. From 1995 to present Mr. Hickey has worked for Ambra Resources Group, Inc., a mineral and oil and gas exploration company. Mr. Hickey began with Ambra Resources as the General Manager. In 1996, he became the President and a director of Ambra Resources. Mr. Hickey is primarily responsible for the day to day operations of Ambra Resources. Mr. Hickey currently devotes approximately 20 hours per week to Office Managers. He will devote additional time as need requires.

     John Ray Rask. Since the early 1980's Mr. Rask has been owner and operator of Ray's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns. Since 1997, Mr. Rask has also served as the Secretary and a director of Ambra Resources Group, Inc. Mr. Rask currently devotes approximately 20 hours per week to Office Managers. He will devote additional time as need requires.



                                     15


     Charles Smith. Mr. Smith earned a degree in Transpersonal Psychology and Holotropic Breathwork from Grof Transpersonal Training Institute, Mill Valley, California, in 1996. Since that time, he has taught workshops in this process in Austria, China, Argentina, Chile, Canada and the United States. Currently, he is working in cooperation with Dr. Vera Casali of the Department of Psychology, Pontificia Universidade Catolica de Sao Paulo, Brazil, teaching this process to students of that University. Mr. Smith devotes time to Office Managers on an as needed basis.

     Wilf Blum. In August 1999, Mr. Blum founded and became president of Bluestone, Inc., a financial public relations firm. Mr. Blum continues to serve as president of Bluestone. From November 1997 to August 1999, Mr. Blum served as president of Commercial Concepts, Inc., where he was generally responsible for the operations of the company, including website development and acquisitions. From January 1995 to November 1997, Mr. Blum was a real estate agent specializing in land development and commercial projects. Mr. Blum devotes time to Office Managers on an as needed basis.

     Alfred McLaughlin. Mr. McLaughlin is a professional astrologer and investment counselor. Since 1971 he has been self employed as a consultant providing investment advice. From 1979-1981, Mr. McLaughlin appeared regularly on CFAX radio, Victoria, B.C., to provide advice. From 1997 to 2000, Mr. McLaughlin wrote weekly syndicated advice columns for The Georgia Straight and The Calgary Staight. McLaughlin devotes time to Office Managers on an as needed basis.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                        Amount of      % Of           % of
                                        Beneficial     Class Before   Class After
Name and Address                        Ownership      Offering       Offering*
-------------------------------         -----------    ------------   ------------
John M. Hickey                          12,000,000     40.7%          35.8%
1601-1415 West Georgia Street
Vancouver, B.C. V6G 3C8

Robert L. Card
Siam Oceanic Fund Ltd.                   5,000,000     16.9%          14.9%
Suite 316 - 744 West Hastings Street
Vancouver, B.C. V6C 1A5

Eric Smith
Network Capital Group, Inc.              2,000,000      6.8%           6.0%
P.O. Box 61 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

                                          15



Mavis Smith
Powerwave Systems Corp.                  2,000,000      6.8%           6.0%
P.O. Box 170 Front Street
Churchill Building
Grand Turk, Turks & Caicos Islands

Marilyn Williams
Precision Technologies Ltd.              1,500,000      5.1%           4.5%
101 East Hill Place
Market Street N.
Nassau, Bahamas

John Ray Rask                            1,000,000      3.4%           3.0%
1909 Monroe Ave.
Butte, Montana 59701

Charles Smith                              500,000      1.7%           1.5%
Rua Tavares Bastos, 103
05012-020
Sao Paulo S.P. Brasil

Wilf Blum                                1,000,000      3.4%           3.0%
Bluestone, Inc.
136 East South Temple, Suite 1600
Salt Lake City, Utah 84111

Alfred McLaughlin                          500,000      1.7%           1.5%
Apt. #1205
7376 Halifax Street
Burnaby, B.C. V5A-1M5
----------------------------------------------------------------------------------
All officers and directors
as a group (5 persons)                  15,000,000     50.8%          44.8%
----------------------------------------------------------------------------------
     TOTAL                              25,500,000     86.4%          76.1%
----------------------------------------------------------------------------------

* Assumes that 4,000,000 units are sold in this offering.

     Mr. Hickey and Mr. Rask are officers and directors. Mr. Smith, Mr. Blum, and Mr. McLaughlin are directors.

     Mr. Hickey is the holder of record of 6,000,000 shares. As the President and a Director of Ambra Resources, Mr. Hickey may be deemed to have voting power over the shares held by Ambra Resources. Therefore, the 6,000,000 shares held by Mr. Hickey personally and the 6,000,000 shares held by Ambra Resources are all attributed to Mr. Hickey.

                       DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting.



                                     16


     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Description of Warrants. Each "A" warrant represents the right to purchase one share of Common Stock at price of $.50 per share within one year from the date of issuance. Each "B" warrant represents the right to purchase one share of Common Stock at a price of $1.20 per share within five years from the date of issuance. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the Warrant Agency Agreement, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events. Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less than the exercise price of the Warrants or the current market price of the Company's securities.

     The Company shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than sixty days written notice to the Warrant holder. The Company may call either the Warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.001 for each Warrant. The "A" Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $.50 for a period of ten consecutive trading days. The "B" Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $1.20 for a period of ten consecutive trading days. The Company shall request the Warrant Agent to provide written notice to the registered holders of the Warrants selected for redemption, giving the dates as of which such Warrants shall be deemed. The Warrants called for redemption shall not be exercisable after the redemption date. Payment of the Warrant price shall be made by check payable to the registered holder, thereof, on the books of the Warrant Agent. All notices of redemption shall be effected in accordance with the provisions on notice described in Section 12 hereof.

     Holders of Warrants will be entitled to notice in the event of (a) the granting by the Company to all holders of its Common Stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into any other entity or merger of any other entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company.



                                     17


     The Company has reserved from its authorized unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. During the period in which a Warrant is exercisable, exercise of such Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrant will be, when issued in accordance with the Warrants, fully paid and non-assessable.

     For the life of the Warrants the holders thereof have the opportunity to profit from a rise in the market for the Company's Common Stock, with a resulting dilution in the interest of all other shareholders. So long as the warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of such Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by such Warrants.

     Except as described above, the holders of the Warrants have no rights as stockholders of the Company until they exercise their Warrants.

     Transfer Agent.  Interwest Transfer Company, Inc., 1981 East
Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Office Managers. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Office Managers.

Legal Matters

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

Accounting Matters

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Andersen Andersen & Strong, L.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



                                     18


     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS

     We are a start-up company and have no operating history. As soon as the money from this offering is made available, we expect to make all arrangements necessary to commence operations in 2001.

                          DESCRIPTION OF BUSINESS

Company History
---------------

     Office Managers, Inc., was formed as a Nevada corporation on September 19, 2000. Our executive offices are located at 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111. Our telephone number is (801) 363-2656. Our website, which is currently inactive, is located at www.officemanagers.net. Information contained on our website does not constitute part of this prospectus.

     Our Strategy

     We intend to create a comprehensive website devoted exclusively to office managers. We will develop a new and innovative site offering valuable services and products that will differentiate us from the many online e-commerce sites selling services or office products. Our approach involves combining traditional professional service referrals, customer service and office products with the cost effective online medium. Our system will include:

     . A national network of reliable, qualified professional service providers in the areas of credit, collections and financing from which we will provide referrals to office managers seeking such services.
     . A personalized, professional customer service department to interact with, provide referrals to and address the problems of office managers.
     . Automated online sales of business products in over ten different categories including office supplies, computer hardware and software and furniture.
     .    Access to secure current national, international and industry news.
     .    Online advertising.



                                     19


Referrals of Professional Services
----------------------------------
     Initially, we will primarily focus our referral services in the areas of credit, collections and financing. We believe most businesses rely on one or a few credit and collection agencies in the same city or state where the business is located. This arrangement works well for collections from in-state customers. As most credit and collections agencies are local or at best regional, however, a problem arises with customers outside the state or region of the business. It appears that most delinquent customers simply ignore threats from out-of-state credit and collection agencies and respond only if and when a collection agency located in the customer's state is retained. The problem for most businesses, and their office managers, is that they do not know, have access to, or have a comfort level with credit and collections professionals outside their immediate locale. Our website will eliminate these problems for office managers.

     We will develop a nationwide network of high quality credit and collections professionals. We will only accept reputable, bonded professionals as members of our referral network. To assure that our customers receive high quality service, we will implement a follow up program to seek feedback from all individuals receiving referrals. This follow up program will be designed to evaluate the customers' experience with the professional to whom they were referred. Based on this feedback, professionals will be evaluated for ongoing suitability as a referral source.

     Development of our Network

     Initially, we hope to include at least three professionals in each major city in the United States in our network. We will build our network through an intensive direct marketing program, and through word of mouth. To support our direct marketing program, in March 2001, we retained the services of MediaComm Marketing International on a two year contract. MediaComm has over 20 years experience in designing and implementing advertising campaigns. MediaComm will identify, contact and screen potential service providers for inclusion in our network. They also will seek to establish relationships with professional organizations that can provide us referrals to competent professionals.

     As need demands, we will broaden our network to include more professionals in major cities and to extend our network to smaller cities.

     Marketing and Delivery of our Referral Service

     We will market our professional service referral system as a nationwide white pages for office managers. Office managers and others visiting our site in search of a referral will be directed to call a 1-800 number that will put them in touch with one of our customer service representatives. The customer service representative will ask for information relevant to the caller's location, situation and need. This information will be logged into our database. Based on the information provided, the customer service representative will provide the caller with the name of a professional. The caller will be informed that the professional will contact him within 24 hours. The customer service representative will then contact the professional and disclose the relevant information. If the professional is interested in providing the services needed, the professional will be instructed to contact the caller within 24 hours. The professional will then be billed a $100 referral fee, which will be paid directly to us. Following the expiration of the 24 hour period, the customer service representative will contact the caller to assure that he or she was called by the professional, and is satisfied with the referral. If the professional has not contacted the caller, or the caller would like a second referral, another referral will be given.
                                     20


     In addition to being provided with a referral, the caller will receive a free or significantly discounted initial visit with the professional.

     We believe many professionals will be willing to pay the $100 referral fee and provide a free or significantly discounted initial consultation to become a member of our referral network, as these referrals could potentially represent a significant source of income to the professional.

Online Sales of Office Products
-------------------------------

     The business model for our online office products store will not vary significantly from many of the current office product e-commerce sites. While we have not determined the full range of products we may offer, we intend to offer at least 10 different categories of office-related "commodity" type products, including computer hardware and software; office supplies, such as pens, pencils, paper, binders, etc.; furniture; and office machines. Our website will provide links to other sites where additional products can be obtained.

     Distribution Network

     Rather than undertake the significant capital expenditures associated with a traditional retail sales operation, we intend to outsource all of the necessary operating infrastructure. We believe that outsourcing is key to an efficient and profitable e-commerce model. As part of this strategy, we will enter into relationships with distributors in each of our product segments. These distributors will carry the inventory of goods from which products will be picked, packed and shipped directly to our customers. Through this system, we can effectively leverage the inventory management and fulfillment capabilities of each of our providers to deliver products cost effectively to our customers. To date, we have no agreements with any distributors.

     We expect to establish secure electronic connections with each of our providers so that orders placed by our customers will be transmitted directly to the distributor. The orders will be automatically fed into the distributor's system where they will be processed, picked, packed and shipped. We anticipate that orders will be processed and ready for shipment within three to five days from the time a customer places an order at our website.

     We will seek to establish integrated electronic connections with each of our distribution providers that can provide us with data on inventory quantities, shipping status, shipper tracking numbers and the estimated time of arrival for back-ordered products. Our website will provide a direct link from a customer's order information to United Parcel Service and FederalExpress to provide up-to-the-minute information on delivery status.

Content
-------

     Visitors to our site will also have access to secure current national, international and industry news. We will contract with various news services to provide this information. As need demands, we may also hire individuals to provide information on products, technology, industry regulations, news and management. Eventually, we will archive historical content, enabling users to research through large databases of information. If we believe there is sufficient interest, and we are capable of doing so, we may also accept requests for proposals and related posting and response areas.

                                     21


Advertising
-----------

     Advertising will be sold throughout our website. We anticipate, given the narrow focus of our website, that our site will provide attractive demographics which will appeal to participants in the professional services and office products markets. Attractive rates will be given to affiliates and strategic partners, such as service providers and e-commerce partners.

     While we believe our website will provide a positive advertising platform, the primary focus of our website will be on services and content, not advertising.

Marketing Strategy
------------------

     Successful internet sites build their business on an understanding of the importance of creating positive and productive relationships among the community. Accordingly, we believe our success will be based on a combination of quality content and in-depth, lasting relationships within the community we hope to develop. We will pursue an aggressive brand building strategy, utilizing a combination of innovative online and offline industry methods targeted specifically to key market segments. This will include:

     . Offering content that is tailored and specialized for the office management community and is different from many of the existing product and service-related sites.
     . Providing superior customer value through a combination of unique services and delivery mechanisms, broad product selection, fair prices and outstanding customer service.
     . Creating a comfortable, easy to use environment with skilled customer service representatives available to assist customers.

     Direct Sales

     In addition to assisting us to establish our referral network, Medicomm will develop and implement an extensive marketing campaign focused on contacting office managers, service providers and product suppliers. This campaign is expected to occur during the third and fourth quarters of 2001 and will be aimed at creating brand awareness, building our referral network and developing product and distribution relationships.

     Advertising

     Our online advertising will include:

     .    Content tailored e-mail drops.
     .    Reciprocal web links with other websites.
     .    Presence in web directories.
     .    Selected banner advertising.

     Our offline advertising will include:

     . Articles and ads in internet industry publications, general business magazines and newsprint.
     .    Trade Shows and Conferences.
     .    Direct mail campaigns.
     .    TV and radio spots in selected markets.
     .    Full color brochures.


                                     22


     Our offline advertising campaign will initially be focused solely in the northeastern United States. Thereafter, as we begin to build brand recognition, we will expand our offline advertising to other regions, with the expectation of having a nationwide offline advertising presence within three to five years.

     Direct Marketing

     Pursuant to our agreement with MediaComm, they will develop and implement a direct marketing campaign for us. We anticipate this will include performing market research, developing a customized database, conducting direct mailings, direct e-mailings, other direct advertising and undertaking all other necessary activities to create a direct marketing campaign designed to drive traffic to our website.

     Trade Shows and Conferences

     We will seek to have a presence at offline office supply trade shows, conferences for credit, collections and financing professionals, and internet-related business-to-business trade shows to build brand awareness and relationships with office managers and industry partners.

     Public Relations

     As discussed above, MediaComm will provide us valuable market research and information, manage both our online and offline advertising campaigns and otherwise handle most of our public relations matters.

Technology and Systems
----------------------
     In conjunction with its marketing services, MediaComm has extensive experience in website development and maintenance. We have contracted with MediaComm to design and construct our website. They will also provide ongoing maintenance. In developing and constructing our website, we have asked MediaComm to primarily rely upon commercially available licensed technologies. We prefer to license available technology whenever possible rather than seek internally-developed solutions.

     We anticipate our website's front-end will be built on industry standard technologies. The business logic of the site will be contained in a variety of currently available programs. These programs will handle user interface, ordering and customer communications and will operate on redundant servers. If needed, we will add additional servers and capacity. Our system will include redundant hardware on mission critical components, which we believe can survive the failure of several entire servers with relatively little downtime. We will seek to create a system that can quickly and easily expand capacity without significant additional development. We will run our key systems below capacity to support anticipated growth.

     Order Processing Applications.

     We will use a set of computer software applications for processing each customer order. These applications will charge customer credit cards, print order information, transmit order information electronically to our distributors and deposit transaction information into our accounting system. All credit card numbers and financial and credit information will be secured using encryption standards, and we will maintain credit card numbers behind appropriate fire walls.


                                     23


     Intellectual Property

     We believe the protection of service marks, trademarks, trade secrets and other intellectual property rights may be critical to our future success. As we develop these things, we will seek to rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. We have acquired and registered our domain name with the appropriate regulatory bodies in an effort to protect such. When we retain contractors and suppliers to assist us in the development of our products, we intend to have them enter into confidentiality agreements, invention assignment agreements and nondisclosure agreements to limit access to and disclosure of any proprietary information we may have or develop. We cannot assure that these contractual arrangements or the other steps taken by us to protect the intellectual property we may develop will prove sufficient to prevent misappropriation of technology or to deter independent third party development of similar technologies. As they are created, we will pursue the registration of our key trademarks and service marks in the U.S. Effective intellectual property protection, however, may not be available in every country in which our services may be made available in the future. There is also no guarantee that the trademarks or servicemarks for which we may apply for registration will offer adequate protection under applicable law.

     As is customary with technology companies, from time to time we may receive or become aware of, correspondence claiming potential infringement of other parties' proprietary rights. We could incur significant costs and diversion of management time and resources to defend claims regardless of the validity of these claims. We may not have adequate resources to defend those claims, and any associated costs and distractions could have a material adverse effect on our business, financial condition and results of operations. As an alternative to litigation, we may seek licenses for other parties' intellectual property rights. We may not be successful in obtaining any necessary licenses on commercially reasonable terms, if at all.

     Employees

     Mr. Hickey and Mr. Rask are currently working about 20 hours per week to meet our needs. As demand requires, Mr. Hickey and Mr. Rask will devote additional time. Our directors currently devote little time to our operations, and only on an as needed basis. We currently have no employees. We anticipate the need to hire up to 15 additional employees within the next twelve months. As needed, we expect to hire five accounting/billing coordinators, three sales representatives, five customer service representatives, an office manager, a secretary/ receptionist, and an information technology specialist.

     Key Consultants

     As discussed above, on May 22, 2001, we retained MediaComm Marketing International, Inc., to provide us various services. These services include, developing a direct contact program focused on retaining credit and collections professionals to participate in our referral network, creating an advertising campaign to drive office managers to our website, handling public relations matters, and constructing and maintaining our website. Our contract with MediaComm is for a two year term. The contract calls for us to pay MediaComm a fee of $1,000 per month for the term of the contract.


                                     25


                             PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through the offering. In addition to providing capital to help defray various start up expenditures, a principal use of the offering proceeds will be to provide working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures. To commence active business operations during 2001 we are engaged in a number of planning stage and preliminary activities. These activities include purchasing and putting into place the necessary electronic infrastructure to support our website; developing the software to run both our website and our referral databases; finishing construction of our website; negotiating agreements with product suppliers; putting into place the necessary infrastructure to support our e-commerce operations, including order placement, secure payment, and delivery systems; negotiating agreements for content production and delivery; developing a sufficient referral network to begin operations, including negotiating agreements with the service providers on the terms discussed herein; hiring and training sales and marketing and customer service representatives; and formulating and implementing an aggressive marketing campaign to drive the office management community to our website.

     We anticipate generating revenue from operations in several ways. We expect to generate revenue from product sales. Given that we will rely primarily on third parties to provide and distribute these products, however, we do not anticipate this will be a significant source of income. Assuming we can generate sufficient traffic to our website, we may also realize revenue from sales of advertising. As with product sales, we do not anticipate advertising sales to generate significant revenue. The primary economic driver of our business model will be the referral fees we collect from referrals to collections professionals. As we are in the initial stages of developing our referral network, however, there is no assurance that there will be sufficient demand for our referral service to allow us to operate profitably. Moreover, there is substantial uncertainty whether we can convince a sufficient number of professional collections agencies that the referrals we will provide will be worth the referral fee they will pay us. If we are unsuccessful at creating demand or enrolling sufficient collections professionals into our referral network, it is unlikely we can generate sufficient revenues from product sales and online advertising to operate profitably.

                          DESCRIPTION OF PROPERTY

     Our principal executive offices are located in approximately 400 square feet of office space in Salt Lake City, Utah under a one year lease that expires November 2001. Our lease agreement for this office space requires monthly rental payments of $2,000. We anticipate that within the next six months, we will need to rent approximately 500-1,000 square feet of additional office space which will be used as our operational headquarters.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                                                  Relationship
                      Number       Consideration  to Office   Date of
Name                  Of Shares    Given          Managers    Issuance
------------------    ----------   -------------  ---------   -----------
John Hickey           6,000,000    $6,000         President   09/19/00
John Ray Rask         1,000,000     1,000         Secretary   01/16/01
Bluestone, Inc.
 (Wilf Blum)          1,000,000     1,000         Director    01/16/01
Charles Smith           500,000       500         Director    02/27/01
Alfred McLaughlin       500,000       500         Director    02/27/01
Network Capital
 Group, Inc.          2,000,000     2,000         *           09/19/00
Powerwave Systems
 Corp.                2,000,000     2,000         *           09/19/00
Precision
 Technologies Ltd.    1,500,000     1,500         *           09/19/00
Ambra Resources,
 Inc.                 6,000,000        (1)        *           09/25/00
Siam Oceanic Fund,
 Ltd.                 5,000,000    50,000         *           10/20/00
Alan Filson           1,500,000     1,500         *           01/16/01

     *    Holder of 5% or more of our outstanding securities.

     (1) We issued 6,000,000 to Ambra Resources, Inc., for the officemanagers.net domain name and the partially constructed website. The domain name and website were valued at $25,000.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 units and a maximum of 6,000,000 units. Each unit will consist of one share of common stock, one redeemable A warrant to purchase an additional share within one year and one redeemable B warrant to purchase an additional share within five years. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 15 shareholders.

                           EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation. When funds allow, we anticipate that our officers will be offered a compensation package.

                            FINANCIAL STATEMENTS

                   [THIS SPACE INTENTIONALLY LEFT BLANK.]



                                     26


ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
Certified Public Accountants and
 Business Consultants                            Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA             Telephone 801 486-0096
                                                           Fax 801 486-0098


Board of Directors
Office Managers, Inc.
Salt Lake City, Utah

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Office Managers, Inc. (development stage company) at April 31, 2001 and December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows and for the four months ended April 30, 2001 and the period September 19,
2000   to December 31, 2000 and the period September 19, 2000 (date of inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Managers Inc. at April 30, 2001 and December 31, 2000, and the results of operations and cash flows for the four months ended April 30, 2001, and the period September 19, 2000 to December 31, 2000, and the period September 19, 2000 (date of inception) to April 30, 2001 in conformity with generally accepted accounting principles.


Salt Lake City, Utah
June 6, 2001                            /s/Andersen Andersen & Strong, L.C.




                                     27


                          OFFICE  MANAGERS,  INC.
                        (Development Stage Company)
                               BALANCE SHEETS
                    April 30, 2001 and December 31, 2000
==========================================================================

                                                      Apr 30,      Dec 31,
                                                       2001         2000
                                                   -----------  -----------
ASSETS
CURRENT ASSETS

 Cash                                              $   41,695   $   43,800
 Accounts receivable                                    2,500         -
                                                   -----------  -----------
   Total Current Assets                            $   44,195   $   43,800
                                                   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                  $    3,300   $     -
                                                   -----------  -----------
     Total Current Liabilities                          3,300         -
                                                   -----------  -----------
STOCKHOLDERS' EQUITY

 Common stock
   50,000,000 shares authorized,
    at $0.001 par value;
    29,500,000 shares issued and
    outstanding on April 30, 2001;
    27,000,000 on December 31, 2000                    29,500       27,000

 Capital in excess of par value                        63,810       63,810

 Deficit accumulated during the
   development stage                                  (52,415)     (47,010)
                                                   -----------  -----------
     Total Stockholders' Equity                        40,895       43,800
                                                   -----------  -----------
                                                   $   44,195   $   43,800
                                                   ===========  ===========

 The accompanying notes are an integral part of these financial statements.



                                     28




                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                          STATEMENT OF OPERATIONS
          For the Four Months Ended April 30, 2001 and the Period
           September 19, 2000 to December 31, 2000 and the Period
          September 19, 2000 (Date of Inception) to April 30, 2001

==========================================================================

                                                                  Sept 19,
                                                                   2000 to
                                            Apr         Dec        Apr 30,
                                           2001        2000         2001
                                       ----------- -----------  -----------

REVENUES                               $    -      $    -       $    -
                                       ----------- -----------  -----------

ExPENSES
 Administrative                             5,405      22,010       27,415
 Development of web site -
   preliminary project stage                -          25,000       25,000
                                       ----------- -----------  -----------
                                            5,405      47,010       52,415
                                       ----------- -----------  -----------
NET LOSS                               $   (5,405) $  (47,010)  $  (52,415)
                                       =========== ===========  ===========

NET LOSS PER COMMON SHARE

 Basic                                 $     -     $     -
                                       ----------- -----------

AVERAGE OUTSTANDING SHARES
 Basic                                 29,500,000  13,000,000
                                       ----------- -----------




 The accompanying notes are an integral part of these financial statements


                                     29




                           OFFICE  MANAGERS, INC.
                        ( Development Stage Company)
               STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
           For the Period September 19, 2000 (Date of Inception)
                             to April  30, 2001

==========================================================================

                                     Common Stock           Excess     Accumu-
                             --------------------------     of Par       lated
                                   Shares       Amount       Value      Deficit
                             ---------------------------------------------------

Balance September 19,
 2000 (date of inception)           -      $     -     $     -      $     -

Issuance of common stock
 for cash at $.001 -
 September 19, 2000            16,000,000       16,000       -            -

Issuance of common stock
 for web site -
 (development in
 preliminary stage)
 at $.004167 - September
 25, 2000                       6,000,000        6,000      19,000         -

Issuance of common stock
 for cash at  $.01 -
 October 10, 2000               5,000,000        5,000      44,810         -

Net operating loss for
 the period September
 19, 2000 to December
 31, 2000                            -            -           -         (47,010)
                             ---------------------------------------------------

Balance December 31, 2000      27,000,000       27,000      63,810      (47,010)

Issuance of common stock
 for cash at $.001 -
 January 2001                   2,500,000        2,500        -            -

Net operating loss for
 the four months ended
 April 30, 2001                     -             -           -          (5,405)
                             ---------------------------------------------------

Balance April  30, 2001        29,500,000  $    29,500 $    63,810  $   (52,415)
                             ===================================================


 The accompanying notes are an integral part of these financial statements.


                                     30


                           OFFICE  MANAGERS, INC.
                       ( Development  Stage Company)
                          STATEMENT OF CASH FLOWS
          For the Four Months Ended April 30, 2001 and the Period
           September 19, 2000 to December 31, 2000 and the Period
          September 19, 2000 (Date of Inception) to April 30, 2001

==========================================================================

                                                                  Sept 19,
                                                                   2000 to
                                            Apr         Dec        Apr 30,
                                           2001        2000         2001
                                       ----------- -----------  -----------
CASH FLOWS FROM
 OPERATING ACTIVITIES

 Net loss                              $   (5,405) $  (47,010)  $  (52,415)
 Adjustments to reconcile net loss
   to net cash provided by operating
   activities

     Change in accounts payable             3,300        -           3,300
     Issuance of capital stock for
      web site                               -         25,000       25,000
                                       ----------- -----------  -----------
     Net Decrease in Cash
     From Operations                       (2,105)    (22,010)     (24,115)
                                       ----------- -----------  -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES

                                             -           -            -
                                       ----------- -----------  -----------

CASH FLOWS FROM FINANCING
 ACTIVITIES

 Proceeds from issuance of
   common stock                              -         65,810       65,810
                                       ----------- -----------  -----------
     Net Increase (Decrease)
     in Cash                               (2,105)     43,800       41,695

     Cash at Beginning of Period           43,800        -            -
                                       ----------- -----------  -----------
     Cash at End of Period             $   41,695  $   43,800   $   41,695
                                       =========== ===========  ===========

NON CASH FLOWS FROM
 OPERATING ACTIVITIES
   Issuance of 6,000,000 common
     shares for web site - 2000                                 $   25,000
                                                                -----------


 The accompanying notes are an integral part of these financial statements.

                                     31


                          OFFICE  MANAGERS,  INC.
                        (Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

==========================================================================

1.   ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on September 19, 2000 with authorized common stock of 50,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing a web site on the World Wide Web devoted exclusively to office managers for the purpose of delivering office products and related professional services over the internet.

Since its inception the Company has completed private placement offerings of 23,500,000 common shares for cash of $68,310.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------
On April 30, 2001, the Company had a net operating loss carry forward of $52,415. The tax benefit of $15,725 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Amortization of Web Site
------------------------
Costs of the preliminary development of the web site are expensed as incurred and costs of the application and post- implementation are capitalized and amortized over the useful life of the fully developed web site.



                                     32



                          OFFICE  MANAGERS,  INC.
                        ( Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS (Continued)

==========================================================================

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Comprehensive Income
--------------------
The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  ACQUISITION OF WEB SITE

On September 25, 2000 the Company acquired the web site and the domain name "officemanagers. net", (which was in the preliminary development stage) from a related party, by the issuance of 6,000,000 common shares of the Company, for the purpose of pursuing its business interest as outlined in
note 1. The value of the web site was  recorded  at $25,000,   the
acquisition cost to the related party, before the sale to the Company.

Costs of the preliminary development of the web site are expensed as incurred and costs of the application and post- implementation will be capitalized and amortized over the useful life of the fully developed web site.

4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 51 % of the common stock  issued.



                                     33


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

PART II - INFORMATION NOT REQUIRED IN  PROSPECTUS

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                     34


          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                                     35


          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the

     Nevada Business Corporation Act.

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

                                                                   Amount
                                                               ------------
     SEC registration fee                                      $  2,851.20
     Blue sky fees and expenses                                $  2,500.00
     Printing and shipping expenses                            $  3,500.00
     Legal fees and expenses                                   $ 32,000.00
     Accounting fees and expenses                              $  2,000.00
     Transfer and Miscellaneous expenses                       $  2,148.80
                                                               ------------

          Total                                                $ 45,000.00

     *  All expenses except SEC registration fee are estimated.

                  RECENT SALES OF UNREGISTERED SECURITIES

     On September 19, 2000, 6,000,000 restricted common shares were issued to our President and director, John M. Hickey for $6,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Network Capital Group, Inc., for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 2,000,000 restricted common shares were issued to Powerwave Systems Corp, for $2,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 19, 2000, 1,500,000 restricted common shares were issued to Precision Technologies, Ltd., for $1,500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.


                                     36


     On September 19, 2000, 500,000 restricted common shares were issued to Apex Holdings Ltd., for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On September 25, 2000, we issued 6,000,000 restricted common shares to Ambra Resources Group, Inc., to acquire the "officemanagers.net" domain name and a partially constructed website. The domain name and website were valued at $25,000. The transaction was effected pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

     On October 20, 2000, 5,000,000 restricted common shares were issued to Siam Oceanic Fund, Ltd., an accredited investor, for $50,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,500,000 restricted common shares were issued to Alan Filson for $1,500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to John Ray Rask, our Secretary and Treasurer and director for $1,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to Taurus Corporate Services for $1,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 500,000 restricted common shares were issued to Charles Yourshaw for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.



                                     37


     On January 16, 2001, 500,000 restricted common shares were issued to Dr. Kelly Bowman, an accredited investor, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On January 16, 2001, 1,000,000 restricted common shares were issued to Bluestone, Inc., for $1,000. Wilf Blum, one of our directors, may be deemed to be the beneficial owner of the shares held by Bluestone. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On February 27, 2001, 500,000 restricted common shares were issued to Charles Smith, a director, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On February 27, 2001, 500,000 restricted common shares were issued to Alfred McLaughlin, a director, for $500. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

                               EXHIBIT INDEX


SEC
Reference  Exhibit No.   Document                                Location
---------  -----------   -------------------------------         ---------
   3        3.01         Articles of Incorporation               As filed

   3        3.02         Amended Articles of Incorporation       As filed

   3        3.03         By-Laws                                 As filed

   4        4.01         Warrant Agency Agreement                Attached

   4        4.02         Specimen Redeemable "A" Warrant         Attached

   4        4.03         Specimen Redeemable "B" Warrant         Attached

   5        5.01         Opinion on Legality                     Attached

  10       10.01         Services Agreement with MediaComm       Attached
                         Marketing International, Inc.

                                     38


  10       10.02         Fund Impound Agreement                  Attached

  23       23.01         Consents of Accountants                 Attached

  23       23.02         Consent of Counsel                      Attached
                                                                 as
                                                                 Exhibit
                                                                 5.01

  99       99.01         Specimen Subscription Agreement         As Filed



                                UNDERTAKINGS

     Subject to the terms and conditions of Section 15(d) of the Securities
Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.


                                     39


(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration
Statement to be signed on its behalf by the undersigned, on June 19, 2001.

                                     OFFICE MANAGERS, INC.



                                     By: /S/ John M. Hickey
                                     --------------------------------
                                     John M. Hickey, President and
                                     Director



                                     By: /S/ John Ray Rask
                                     --------------------------------
                                     John Ray Rask, Secretary/Treasurer
                                     and Director





                                     40


